PRESS RELEASE

                                  Contact: Fred G. Kowal
                                           President and Chief Operating Officer
                                           (973) 748-3600
American Bancorp of New Jersey, Inc.
American Bank of New Jersey
365 Broad Street
Bloomfield, NJ  07003-2798

NASDAQ National Market "ABNJ"              For Immediate Release
                                           ---------------------
                                           December 1, 2005


                      AMERICAN BANCORP OF NEW JERSEY, INC.
                             ANNOUNCES CASH DIVIDEND

Bloomfield, New Jersey - December 1, 2005 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) (the Company), holding company of American Bank of New Jersey (the Bank), announced today that its Board of Directors has declared a quarterly cash dividend of $0.04 per share to stockholders of record as of December 12, 2005 payable on or about December 23, 2005.

The cash dividend is being paid to provide a return to stockholders, after considering the equity and profitability of the Company and the Bank. The payment of future dividends will be subject to the Board's periodic review of the financial condition, earnings, and capital requirements of the Company and the Bank.

The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and one branch office in Cedar Grove, New Jersey.

The foregoing material contains forward-looking statements concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.